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                                                                    EXHIBIT 21

               SUBSIDIARIES OF WAVETEK WANDEL GOLTERMANN, INC.

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SUBSIDIARIES                                                              JURISDICTION OF INCORPORATION
Wavetek U.S. Inc. (1)                                                     Delaware
Digital Transport Systems, Inc. (2)                                       California
Wavetek Export Corporation (2)                                            U.S. Virgin Islands
Wavetek (G.B.) Ltd. (1)                                                   United Kingdom
Wavetek Limited (3)                                                       United Kingdom
Wavetek S.A. (1)                                                          France
Wavetek GmbH (1)                                                          Germany
Wavetek Asia-Pacific Pte. Ltd. (1)                                        Singapore
Wavetek Hong Kong Ltd. (1)                                                Hong Kong
Wavetek Wandel Goltermann GmbH (1)                                        Germany
Wandel & Goltermann Technologies, Inc. (1)                                North Carolina
Wandel & Goltermann A.T.E. Systems, Inc. (1)                              North Carolina
Wandel & Goltermann GmbH & Co. Elektronische Messtechnik (4)              Germany
Wandel & Goltermann CTS S.A. (4)                                          France
Wandel & Goltermann Management Ltd. (4)                                   United Kingdom
Switching Test Solutions AG (4)                                           Switzerland
Wavetek Wandel Goltermann Vertriebsholding GmbH (4)                       Germany
Wavetek Wandel Goltermann GmbH & Co. Vertriebsgesellschaft (5)            Germany
Wavetek Wandel Goltermann Europe GmbH (6)                                 Germany
Wandel & Goltermann Verwaltungs GmbH (5)                                  Germany
Wandel & Goltermann & Co. (5)                                             Switzerland
Wandel & Goltermann S.A. (7)                                              Guatemala
Wandel & Goltermann de Venezuela, C.A. (7)                                Venezuela
Wandel & Goltermann, Inc. (8)                                             North Carolina
W&G Equities Inc. (8)                                                     Delaware
Wandel & Goltermann Technologies Canada Inc. (8)                          Canada
Wavetek Wandel Goltermann  Plymouth Ltd. (9)                              United Kingdom
Wandel & Goltermann S.R.L. Tecnologie di Misura Electroniche (10)         Italy
Wandel & Goltermann Singapore Pte. Ltd. (11)                              Singapore
Wavetek Wandel Goltermann UK Ltd. (9)                                     United Kingdom
Wandel & Goltermann AB (12)                                               Sweden
Wavetek Wandel Goltermann Asia Pacific Pty. Ltd. (12)                     Australia
Wandel & Goltermann Investments Pty. Ltd. (12)                            Australia
Wandel & Goltermann Private Limited (13)                                  India
Wavetek Wandel Goltermann Benelux B.V. (12)                               Netherlands
Wavetek Wandel Goltermann Canada Inc. (12)                                Canada
Wavetek Wandel Goltermann Schweiz AG (12)                                 Switzerland
Wandel & Goltermann France S.A.R.L. (12)                                  France
Wavetek Wandel Goltermann K.K. (12)                                       Japan
Wandel & Goltermann Vertriebs-Ges.m.b.H. (12)                             Austria
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SUBSIDIARIES (CONTINUED)                                                  JURISDICTION OF INCORPORATION

Wavetek Wandel Goltermann Korea Ltd. (14)                                 South Korea
Wavetek Wandel Goltermann Espana S.A. (12)                                Spain
Wandel & Goltermann Spolka Z OO (12)                                      Poland
Wandel & Goltermann Malaysia SDN.BHD (12)                                 Malaysia
Empowered Networks Inc. (12)                                              Canada
Wandel & Goltermann Instrumentacao Ltda. & Cia. (12)                      Brazil
Wandel & Goltermann S.A. (12)                                             Argentina
Wavetek Wandel Goltermann de Mexico S.A. de C.V. (12)                     Mexico
Wandel & Goltermann Telektronik B.V. (12)                                 Netherlands
Wavetek Wandel Goltermann Ltd. (15)                                       Hong Kong
Wavetek Wandel Goltermann Austria Ges.m.b.H. (15)                         Austria
Wandel & Goltermann Russia (16)                                           Russian Federation
WGB - Electronica de Precisao Ltda. (12)                                  Brazil
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(1)      The Company owns all of the outstanding shares of these subsidiaries.
(2)      Wavetek U.S. Inc. owns all of the outstanding shares of these subsidiaries.
(3)      Wavetek (G.B.) Ltd. owns all of the outstanding shares of its subsidiary, Wavetek Limited.
(4)      Wavetek Wandel Goltermann GmbH owns all of the outstanding shares of these subsidiaries.
(5)      Wandel & Goltermann GmbH & Co. Elektronische Messtechnik owns all of the outstanding shares of these subsidiaries.
(6)      Wavetek Wandel Goltermann GmbH & Co. Vertriebsgesellschaft owns all of the outstanding shares of its subsidiary, Wavetek Wandel
         Goltermann Europe GmbH.
(7)      Wandel & Goltermann & Co. owns all of the outstanding shares of these subsidiaries.
(8)      Wandel & Goltermann Technologies, Inc. owns all of the outstanding shares of these subsidiaries.
(9)      Wandel & Goltermann Management Ltd. owns all of the outstanding shares of these subsidiaries.
(10)     Wandel & Goltermann S.R.L. Tecnologie di Misura Electroniche is
         owned 50% by Wavetek Wandel Goltermann Plymouth Ltd. and 50% by
         Wavetek Wandel Goltermann Vertriebsholding GmbH.
(11)     Wavetek Wandel Goltermann Plymouth Ltd. owns all of the outstanding shares of Wandel & Goltermann Singapore Pte. Ltd.
(12)     Wavetek Wandel Goltermann Vertriebsholding GmbH owns all of the outstanding shares of these subsidiaries.
(13)     Wandel & Goltermann Investments Pty. Ltd. owns all of the
         outstanding shares of Wandel & Goltermann Private Limited.
(14)     Wavetek Wandel Goltermann Korea Ltd. is owned 10% by Wavetek Wandel
         Goltermann Vertriebsholding GmbH and 90% by Wandel & Goltermann
         Telektronik B.V.
(15)     Wandel & Goltermann Telektronik B.V. GmbH owns all of the
         outstanding shares of these subsidiaries.
(16)     Wavetek Wandel Goltermann Austria Ges.m.b.H.owns all of the outstanding shares of its subsidiary, Wandel & Goltermann Russia.